Form 10-K, Exhibit 13
period 2004-06-30
ME PORTFOLIO MANAGEMENT LTD SMHL GLOBAL FUND NUMBER 3
filed 2004-09-27
CIK 1286854

EXHIBIT 13.1    AGGREGATE TOTALS FOR THE PERIOD OCTOBER 1, 2003 TO JUNE 30, 2004


                             SMHL GLOBAL FUND NO. 3


For Period:   1 October 2003 to 30 June 2004

                                   Beginning                                                                       Ending
            Original                Period           Principal           Interest            Total                 Period
Class       Balance             Invested Amount      Distribution        Distribution     Distribution         Invested Amount
-----  --------------------  -------------------  ------------------   ---------------- -------------------    ---------------

A     USD 1,400,000,000.00   USD 934,466,371.56   USD 289,898,964.00   USD 8,532,828.31   USD 298,431,792.31   USD 644,567,407.56
B     AUD    33,700,000.00   AUD  33,700,000.00   AUD           0.00   AUD 1,494,462.69   AUD   1,494,462.69   AUD  33,700,000.00

           Outstanding
            Principal
             Balance
        -------------------

        USD 644,567,407.56
        AUD  33,700,000.00

                  Bond            Current Pass
Class            Factor           Through Rates*
-----        ------------       ---------------
A            $0.460405291           1.34000%    * Based on a LIBOR of: 1.12000%
B            $1.000000000           5.91950%    * Based on a BBSW of:  5.56170%




AMOUNTS PER $1,000 UNIT
-----------------------
                                                                   Ending
         Principal          Interest           Total               Period
Class  Distribution       Distribution      Distribution           Balance
----- ----------------   --------------   ----------------   ------------------

A     USD 207.07068857   USD 9.13123101   USD 216.20191958   USD 460.40529112
B     AUD    0.0000000   AUD 44.3460740   AUD   44.3460740   AUD 1,000.0000000



Period Principal       Scheduled                                               Insurance
Distribution           Principal         Prepayments        Liquidations       Proceeds             Total
---------------- -----------------   ------------------   ----------------  ---------------   ------------------

Class A          USD 17,334,745.89   USD 272,564,218.11           USD 0.00         USD 0.00   USD 289,898,964.00
Per $1000 unit   USD   12.38196135     USD 194.68872722     USD 0.00000000   USD 0.00000000     USD 207.07068857

Class B              AUD 0.0000000       AUD 0.0000000        AUD 0.0000000    AUD 0.0000000      AUD 0.0000000
Per $1000 unit       AUD 0.0000000       AUD 0.0000000        AUD 0.0000000    AUD 0.0000000      AUD 0.0000000


Collateral Distributions               Current Period        Since Inception      Current Period        Since Inception
------------------------               --------------        ---------------      --------------        ---------------

Beginning Collateral Balance        AUD 1,738,930,605.04  AUD 2,588,444,542.68   USD 952,933,971.56   USD 1,418,467,609.39
-Scheduled Principal Payments              31,632,747.97         75,804,036.32        17,334,745.89          41,540,611.90
-Unscheduled Principal Payments           594,103,207.22      1,490,333,676.72       325,568,557.56         816,702,854.84
+Principal Redraws                         96,723,247.16        187,611,067.37        53,004,339.44         102,810,864.92
-Insurance Proceeds                                 0.00                  0.00                 0.00                   0.00
-Liquidation Proceeds                               0.00                  0.00                 0.00                   0.00
-Realized Losses from Liquidations                  0.00                  0.00                 0.00                   0.00
Ending Collateral Balance           AUD 1,209,917,897.01  AUD 1,209,917,897.01   USD 663,035,007.56     USD 663,035,007.56


Outstanding Mortgage Information                 Period            Since Inception           Period            Since Inception
--------------------------------          ---------------------   -------------------    -----------------    --------------------

Outstanding Principal Balance - Fixed
   rate housing loans                        AUD 203,126,761.10     AUD 316,985,272.56   USD 111,313,465.08     USD 173,707,929.36
Outstanding Principal Balance - Variable
   rate housing loans                      AUD 1,006,791,135.91   AUD 2,271,459,270.12   USD 551,721,542.48   USD 1,244,759,680.03
Total Outstanding Principal Balance        AUD 1,209,917,897.01   AUD 2,588,444,542.68   USD 663,035,007.56   USD 1,418,467,609.39



Period Interest Collections Waterfall                                                           AUD                   USD
-------------------------------------                                                     ------------------     -----------------
Interest Collections
Gross Interest Income Received from Mortgages                                             AUD 70,648,258.04      USD 38,715,245.41
Payments from / (to) Fixed / Floating Swap Provider                                             (598,967.04)           (328,233.94)
Payments from / (to) Currency Swap Provider                                                  (47,699,913.25)        (26,139,552.46)
Interest Income received from Cash holdings                                                    1,582,946.90             867,454.90
Principal Draws                                                                                        0.00                   0.00
Liquidity Facility Draws                                                                               0.00                   0.00
Net proceeds available for Interest Waterfall                                             AUD 23,932,324.65      USD 13,114,913.91


Distribution of Interest Collections
------------------------------------

Trustee's fee and Expenses                                                                 AUD 5,735,886.11       USD 3,143,265.59
Interest Carryforward paid to A                                                                        0.00                   0.00
Current Interest due to A                                                                     63,270,767.83          34,672,380.77
Payments from swap provider due to A                                                         (47,699,913.25)        (26,139,552.46)
Interest Carryforward paid to Class B                                                                  0.00                   0.00
Current Interest due to Class B                                                                1,494,462.69             818,965.56
Other                                                                                              8,214.00               4,501.27
Deposit into Cash Collateral Account                                                                   0.00                   0.00
Reimbursement of Principal Draws                                                                       0.00                   0.00

Total Distributions of Interest Collections                                               AUD 22,809,417.38      USD 12,499,560.73


Outstanding Deferred Management Fees                                                       AUD 1,122,907.27         USD 615,353.18


Period Principal Collections Waterfall                   Period          Since Inception       Period           Since Inception
--------------------------------------              ----------------  --------------------  -----------------  -------------------
Principal Collections
Principal Collections from outstanding
   mortgage loans                                 AUD 625,735,955.19  AUD 1,566,137,713.04  USD 342,903,303.44  USD 858,243,466.75
Principal Redraws from outstanding
  mortgage loans                                      (96,723,247.16)      (187,611,067.37)     (53,004,339.44)    (102,810,864.92)
Recoveries from previously charged off
   mortgage loans                                               0.00                  0.00                0.00                0.00
Other                                                           0.00                  0.00                0.00                0.00
Less:  Principal Draws for Interest Waterfall                   0.00                  0.00                0.00                0.00
Plus:  Reimbursement of Principal Draws
   from Interest Waterfall                                      0.00                  0.00                0.00                0.00
Net proceeds available for Principal Waterfall    AUD 529,012,708.03  AUD 1,378,526,645.67  USD 289,898,964.00  USD 755,432,601.83



Outstanding Shortfalls and Chargeoffs                                                                  Period             Period
-----------------------------------------------                                                      ----------          ---------

Principal Draws for Interest Waterfall                                                                AUD 0.00            USD 0.00
Class A Interest Shortfall                                                                                0.00                0.00
Accrued Interest on Class A Interest Shortfall                                                            0.00                0.00
Class B Interest Shortfall                                                                                0.00                0.00
Accrued Interest on Class B Interest Shortfall                                                            0.00                0.00
Class A Charge Offs                                                                                       0.00                0.00
Class A Carry Over Charge Offs                                                                            0.00                0.00
Class B Charge Offs                                                                                       0.00                0.00
Class B Carry Over Chrage Offs                                                                            0.00                0.00
Redraw Charge Offs                                                                                        0.00                0.00
Redraw Carry Over Charge Offs                                                                             0.00                0.00

Realized Loss Information                                                  Period      Since Inception   Period    Since Inception
------------------------------------------------------------------         --------    ---------------  --------   ---------------

Realized Loss on Class A Bonds before Mortgage insurance                   AUD 0.00       AUD 0.00      USD 0.00       USD 0.00
Realized Loss on Class B Bonds before Mortgage insurance                   AUD 0.00       AUD 0.00      USD 0.00       USD 0.00
Realized Loss on Redraw Funding Facility before Mortgage insurance         AUD 0.00       AUD 0.00      USD 0.00       USD 0.00
Realized Loss on Class A Bonds after Mortgage insurance                    AUD 0.00       AUD 0.00      USD 0.00       USD 0.00
Realized Loss on Class B Bonds after Mortgage insurance                    AUD 0.00       AUD 0.00      USD 0.00       USD 0.00
Realized Loss on Redraw Funding Facility after Mortgage insurance          AUD 0.00       AUD 0.00      USD 0.00       USD 0.00


Cash Collateral Account                                                                          AUD                        USD
------------------------------------------------------                              -----------------           ----------------

Beginning Cash Collateral Account Balance                                           AUD 13,958,267.82           USD 7,649,130.77
+ Interest Earned on Cash Collateral Account                                               563,488.06                 308,791.46
+ Deposit from Interest Collections Waterfall                                                    0.00                       0.00
-Current Period's Cash Collateral Account Draws                                                  0.00                       0.00
-Current Period's Release to cash collateral provider                                      563,488.06                 308,791.46
Ending Cash Collateral Account Balance                                              AUD 13,958,267.82           USD 7,649,130.77

Required Cash Collateral Account Balance                                            AUD 13,378,572.91           USD 7,331,457.96



Delinquency Information                                   # of Loans    Percentage of Pool   Loan Balance           % of Pool
------------------------------------------                ----------    ------------------   ------------           ---------

31-60 Days                                                     9              0.08%          1,486,440.83            0.12%
61-90 Days                                                     5              0.05%            545,145.57            0.05%
90+ Days (excluding Loans in Foreclosures)                    10              0.09%          1,151,009.25            0.10%
Loans in Foreclosure                                           0              0.00%                  -               0.00%
Total                                                         24              0.22%          3,182,595.65            0.26%


Prepayment Information            Three Month CPR                   Life
                                        35.09%                     36.49%